Exhibit No. 99.1
Regis Corporation Reports Improved Profitability for the Second Fiscal Quarter 2025 and Positive Cash from Operations
Continues to position Regis for future growth with the integration of the Alline Salon Group acquisition

Matthew Doctor, Regis Corporation’s President and Chief Executive Officer, commented, “Our business has undergone a remarkable transformation over a short period of time. The Alline acquisition that was completed at the end of the fiscal quarter marks yet another step to position Regis to deliver future growth by adding several profitability and cash flow levers that complement our franchise business, creating a well-diversified model and an optimal mix of franchised and company owned locations. From a results standpoint, with growth across key profitability metrics, our fiscal second quarter results reflect strong operational execution and business traction, despite challenging sales conditions. We are excited to continue executing against our priorities, that now include the Alline portfolio, to drive growth and financial performance across our entire system of branded salons."

Financial Highlights:
Second quarter fiscal 2025 compared to second quarter fiscal 2024:
•Consolidated revenue of $46.7 million versus $51.1 million; driven by lower non-margin franchise rental income and lower advertising fund contributions, partially offset by company-owned salon revenue
•Same-store sales decreased 1.6% versus second quarter 2024
•Net income of $7.6 million, inclusive of income from discontinued operations of $7.4 million, versus $1.0 million, inclusive of income from discontinued operations of $2.0 million in prior year second quarter; Diluted EPS of $2.71 versus $0.43 in second quarter 2024
•Adjusted net income of $1.7 million versus an adjusted net loss of $0.4 million in prior year second quarter; Adjusted EPS of $0.61 versus $(0.18) in second quarter 2024
•Adjusted EBITDA of $7.1 million versus $6.3 million in prior year second quarter

First half fiscal 2025 compared to first half fiscal 2024:

•Consolidated revenue of $92.8 million versus $104.4 million; driven by lower non-margin franchise rental income and lower advertising fund contributions
•Same-store sales decreased 1.4% versus the prior year
•Net income of $6.8 million, inclusive of income from discontinued operations of $8.4 million, versus $2.2 million, inclusive of income from discontinued operations of $2.0 million in prior year; Diluted EPS of $2.90 versus $0.93 in the prior year
•Adjusted net income of $4.3 million versus $1.3 million in prior year; Adjusted EPS of $1.51 versus $0.53 in prior year
•Adjusted EBITDA of $14.8 million versus $14.4 million in prior year

Second Quarter Fiscal Year 2025 Consolidated Results

	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in millions, except per share data)	2024	2023	2024	2023

Consolidated revenue	$46.7	$51.1	$92.8	$104.4
System-wide revenue (1)	274.1	292.4	559.7	599.0

System-wide same-store sales comps	(1.6)%	1.9%	(1.4)%	1.8%

Operating income	$5.5	$4.8	$7.6	$12.2
Income (loss) from continuing operations	0.2	(1.0)	(1.6)	0.2
Diluted income (loss) per share from continuing operations	0.07	(0.43)	(0.68)	0.08
Income from discontinued operations	7.4	2.0	8.4	2.0
Net income	7.6	1.0	6.8	2.2
Diluted earnings per share	2.71	0.43	2.90	0.93
Adjusted operating income	7.0	5.4	13.6	13.3
Adjusted EBITDA (2)	7.1	6.3	14.8	14.4
Adjusted net income (loss)	1.7	(0.4)	4.3	1.3
Adjusted diluted earnings per share	0.61	(0.18)	1.51	0.53
_______________________________________________________________________________
(1)Represents total sales within the system.
(2)See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."

Consolidated Revenue
Total consolidated revenue of $46.7 million in the second quarter 2025 and $92.8 million in the first half 2025, declined $4.3 million and $11.6 million, respectively. The decline was driven primarily by a reduction in non-margin franchise rental income and advertising fund contributions, which was partially offset by an increase in company-owned salon revenue resulting from the acquisition of Alline on December 19, 2024.
Operating Income
Regis reported second quarter 2025 operating income of $5.5 million, an improvement of $0.7 million compared to $4.8 million in the second quarter 2024. The year-over-year improvement in operating income was driven primarily by operating income from the Alline salons.

Regis reported first half 2025 operating income of $7.6 million, a decline of $4.6 million compared to $12.2 million in the first half 2024. The year-over-year decline in operating income was driven primarily non-recurring severance costs.

Income (Loss) from Continuing Operations
Regis reported second quarter 2025 income from continuing operations of $0.2 million, or $0.07 per diluted share, compared to a loss from continuing operations of $1.0 million, or $(0.43) per diluted share, in the second quarter 2024. The improvement was driven primarily by improvements to the Company’s cost structure and income generated by the Alline salons.

Regis reported first half 2025 loss from continuing operations of $1.6 million, or $(0.68) per diluted share, compared to income from continuing operations of $0.2 million, or $0.08 per share, in the second half 2024. The year-over-year decline was driven primarily by lower operating income in the first quarter of fiscal 2025 as a result of non-recurring severance costs, partially offset by a decrease in interest expense.

Net Income
The company reported second quarter 2025 net income of $7.6 million, or $2.71 per diluted share, compared to net income of $1.0 million, or $0.43 income per diluted share, for the same period last year. The company reported first half 2025 net income of $6.8 million, or $2.90 diluted income per share, compared to $2.2 million and $0.93 for the second half 2024. The year-over-year increases for the two periods were driven primarily by a gain related to discontinued operations.

Adjusted EBITDA
Second quarter and first half 2025 adjusted EBITDA of $7.1 million and $14.8 million, improved $0.8 million and $0.4 million, respectively, compared to $6.3 million and $14.4 million in the same periods last year. The improvement in both periods was primarily related to the Alline salons and improved cost structure.

Second Quarter Fiscal Year 2025 Segment Results
Franchise

	Three Months Ended December 31,		Increase	Six Months Ended December 31,		Increase

(Dollars in millions) (1)	2024	2023		2024	2023

Royalties	$14.8	$15.8	$(1.0)	$30.5	$32.3	$(1.8)
Fees	2.9	2.5	0.4	5.3	5.1	0.2
Product sales to franchisees	—	0.1	(0.1)	—	0.5	(0.5)
Advertising fund contributions	5.5	6.8	(1.3)	11.1	14.0	(2.9)
Franchise rental income	20.0	24.1	(4.1)	41.7	48.8	(7.1)
Total franchise revenue	$43.3	$49.3	$(6.0)	$88.5	$100.7	$(12.2)

Franchise same-store sales comps	(1.5)%	1.9%		(1.3)%	1.8%

Franchise adjusted EBITDA	$6.4	$6.6	$(0.2)	$14.4	$15.2	$(0.8)
as a percent of revenue	14.8%	13.5%		16.3%	15.1%
as a percent of adjusted revenue (2)	36.1%	36.1%		40.3%	40.1%

Total franchise salons	3,925	4,651	(726)
as a percent of total franchise and company-owned salons	92.4%	98.8%
_______________________________________________________________________________
(1)Total is a recalculation; line items calculated individually may not recalculate due to rounding.
(2)Adjusted revenue excludes non-margin revenue. See GAAP to non-GAAP reconciliations within the attached section titled "Non-GAAP Reconciliations."

Franchise Revenue
Second quarter franchise revenue was $43.3 million, a $6.0 million, or 12.2% decrease compared to the prior year quarter. First half 2025 franchise revenue was $88.5 million, a 12.1% decline compared to the first half of the prior year. Decreases in franchise salon count and same-store sales were the primary drivers of the declines.
Royalties were $14.8 million and $30.5 million, a $1.0 million and $1.8 million, or 6.3% and 5.6% decrease for the second quarter and first half 2025, compared to the same period last year. The declines were due to fewer franchise salons and lower same-store sales.

Franchise Adjusted EBITDA
Second quarter franchise adjusted EBITDA of $6.4 million declined $0.2 million. First half 2025 franchise adjusted EBITDA of $14.4 million declined $0.8 million year-over-year. The declines are primarily due to a decrease in royalties, partially offset by lower general and administrative expenses.

Company-Owned Salons

	Three Months Ended December 31,		Increase (Decrease)	Six Months Ended December 31,		Increase (Decrease)

(Dollars in millions) (1)	2024	2023		2024	2023

Total company-owned salon revenue	$3.5	$1.8	$1.7	$4.2	$3.7	$0.5

Company-owned salon adjusted EBITDA	$0.7	$(0.3)	$1.0	$0.4	$(0.8)	$1.2
as a percent of revenue	20.0%	(16.7)%		9.5%	(21.6)%

Total company-owned salons	323	58	265
as a percent of total franchise and company-owned salons	7.5%	1.2%
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(1)Variances calculated on amounts shown in millions may result in rounding differences.

Company-Owned Salon Revenue
Second quarter revenue for the company-owned salon segment increased $1.7 million versus the prior year to $3.5 million. First half 2025 revenue for the company-owned salon segment improved $0.5 million versus the prior year to $4.2 million. The year-over-year increases were primarily driven by the Alline acquisition, partially offset by other company-owned store closures.

Company-Owned Salon Adjusted EBITDA
Second quarter company-owned salon adjusted EBITDA improved $1.0 million from the same period last year. First half 2025 company-owned salon adjusted EBITDA improved $1.2 million versus the prior year to $0.4 million. The year-over-year improvements were due to the Alline acquisition, partially offset by the wind-down of underperforming company-owned salons.
Balance Sheet and Cash Flow
The Company ended the second quarter of fiscal year 2025 with $10.2 million in cash and cash equivalents, $126.4 million in outstanding borrowings and available total liquidity of $15.9 million. Net cash provided by operating activities for the six months ended December 31, 2024, totaled $0.8 million, an improvement of $7.6 million from the six months ended December 31, 2023, due to lower operating costs. Cash used in investing activities includes $18.6 million for Alline acquisition.

Non-GAAP Reconciliations
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing second quarter results today, February 12, 2025, at 7:30 a.m. Central time. Interested parties are invited to participate in the live webcast by registering for the event at www.regiscorp.com/investor-relations.html. A replay of the presentation will be available on our website at the same web address.
About Regis Corporation
Regis Corporation (NasdaqGM:RGS) is a leader in the haircare industry. As of December 31, 2024, the Company franchised or owned 4,248 locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters®, and First Choice Haircutters®. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Relations section of the corporate website at www.regiscorp.com.

REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

HAYDEN IR:
James Carbonara
James@haydenir.com
(646) 755-7412

Brett Maas
brett@haydenir.com
(646) 536-7331

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “will,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include a potential material adverse impact on our business and results of operations as a result of changes in consumer shopping trends and changes in manufacturer distribution channels; laws and regulations could require us to modify current business practices and incur increased costs including increases in minimum wages; changes in general economic environment; changes in consumer tastes, hair product innovation, fashion trends and consumer spending patterns; compliance with Nasdaq listing requirements; our ability to realize the anticipated benefits of the Alline Acquisition; reliance on franchise royalties and overall success of our franchisees’ salons; our salons' dependence on a third-party supplier agreement for merchandise; our and our franchisees' ability to attract, train and retain talented stylists and salon leaders; the success of our franchisees, which operate independently; data security and privacy compliance and our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, franchisees, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees' salons; our ability to maintain and enhance the value of our brands; reliance on legacy information technology systems; reliance on external vendors; the use of social media; the effectiveness of our enterprise risk management program; our ability to minimize risks associated with owning and operating additional salons; ability to generate sufficient cash flow to satisfy our debt service obligations; compliance with covenants in our financing arrangement; premature termination of agreements with our franchisees; the continued ability of the Company to implement cost reduction initiatives and achieve expected cost savings; continued ability to compete in our business markets; potential liabilities related to the employee retention credit received by Alline; changes in trade policies, treaties, tariffs and customs duties and taxes; reliance on our management team and other key personnel; the continued ability to maintain an effective system of internal control over financial reporting; changes in tax exposure; the ability of our Tax Preservation Plan to protect the future availability of the Company's tax assets; potential litigation and other legal or regulatory proceedings; or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
As of December 31, 2024, and June 30, 2024
(Dollars in thousands, except per share data)

	December 31, 2024	June 30, 2024

ASSETS
Current assets:
Cash and cash equivalents	$10,198	$10,066
Receivables, net	8,313	9,434
Other current assets	24,921	22,550
Total current assets	43,432	42,050

Property and equipment, net	10,699	3,664
Goodwill	188,975	173,146
Other intangibles, net	2,301	2,427
Right of use asset	266,513	287,912
Other assets	18,191	21,297
Total assets	$530,111	$530,496

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,451	$12,747
Accrued expenses	20,097	21,644
Short-term lease liability	70,971	69,127
Total current liabilities	107,519	103,518

Long-term debt, net	111,532	99,545
Long-term lease liability	206,872	230,607
Other non-current liabilities	37,470	40,039
Total liabilities	463,393	473,709
Commitments and contingencies
Shareholders' equity:
Common stock, $0.05 par value; issued and outstanding, 2,435,979 and 2,279,948 common shares at December 31, 2024, and June 30, 2024, respectively	122	114
Additional paid-in capital	73,243	69,660
Accumulated other comprehensive income	8,132	8,584
Accumulated deficit	(14,779)	(21,571)
Total shareholders' equity	66,718	56,787
Total liabilities and shareholders' equity	$530,111	$530,496
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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
For the Three and Six Months Ended December 31, 2024, and 2023
(Dollars and shares in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023

Revenues:
Royalties	$14,840	$15,820	$30,486	$32,348
Fees	2,917	2,492	5,269	5,123
Product sales to franchisees	—	67	—	451
Advertising fund contributions	5,490	6,808	11,131	14,034
Franchise rental income	20,022	24,087	41,658	48,754
Company-owned salon revenue	3,450	1,779	4,235	3,715
Total revenue	46,719	51,053	92,779	104,425
Operating expenses:
Cost of product sales to franchisees	—	58	—	417
General and administrative	11,155	11,772	25,189	22,501
Rent	2,149	1,394	3,213	2,491
Advertising fund expense	5,490	6,808	11,131	14,034
Franchise rent expense	20,022	24,087	41,658	48,754
Company-owned salon expense (1)	1,946	1,308	2,699	2,798
Depreciation and amortization	460	677	906	1,047
Long-lived asset impairment	—	170	352	170
Total operating expenses	41,222	46,274	85,148	92,212

Operating income	5,497	4,779	7,631	12,213

Other (expense) income:
Interest expense	(4,848)	(6,188)	(9,694)	(12,376)
Other, net	(307)	299	370	99

Income (loss) from operations before income taxes	342	(1,110)	(1,693)	(64)

Income tax (expense) benefit	(136)	107	89	255

Income (loss) from continuing operations	206	(1,003)	(1,604)	191

Income from discontinued operations	7,439	2,000	8,396	2,000

Net income	$7,645	$997	$6,792	$2,191

Net income per share:
Basic:
Income (loss) from continuing operations	$0.09	$(0.43)	$(0.68)	$0.08
Income from discontinued operations	3.20	0.85	3.58	0.86
Net income per share (2)	$3.29	$0.43	$2.90	$0.94
Diluted:
Income (loss) from continuing operations	$0.07	$(0.43)	$(0.68)	$0.08
Income from discontinued operations	2.63	0.85	3.58	0.84
Net income per share, diluted (2)	$2.71	$0.43	$2.90	$0.93

Weighted average common and common equivalent shares outstanding:
Basic	2,324	2,341	2,346	2,336
Diluted	2,825	2,341	2,346	2,367
_______________________________________________________________________________
(1)Includes cost of service and product sold to guests in our company-owned salons. Excludes general and administrative expense, rent, and depreciation and amortization related to company-owned salons.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
For the Six Months Ended December 31, 2024, and 2023
(Dollars in thousands)

	Six Months Ended December 31,
	2024	2023

Cash flows provided by (used in) operating activities:
Net income	$6,792	$2,191
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Gain from sale of OSP	(8,396)	(2,000)
Depreciation and amortization	853	1,005
Deferred income taxes	(197)	(29)
Non-cash interest	2,513	1,290
Long-lived asset impairment	352	170
Stock-based compensation	1,604	890
Amortization of debt discount and financing costs	1,605	1,493
Other non-cash items affecting earnings	569	(29)
Changes in operating assets and liabilities, excluding the effects of asset sales and business acquisitions(1)	(4,909)	(11,834)
Net cash provided by (used in) operating activities	786	(6,853)

Cash flows provided by (used in) investing activities:
Capital expenditures	(444)	(323)
Business acquisitions, net of cash acquired and certain obligations assumed	(18,631)	—
Proceeds from sale of OSP, net of fees	8,463	—
Net cash used in investing activities	(10,612)	(323)

Cash flows provided by (used in) financing activities:
Proceeds from issuance of long-term debt	15,000	—
Borrowings on revolving credit facility	4,326	4,000
Repayments of long-term debt	(526)	(455)
Repayments of revolving credit facility	(10,238)	—
Debt refinancing fees	(814)	(1,216)
Taxes paid for shares withheld	(75)	(13)
Net cash provided by financing activities	7,673	2,316

Effect of exchange rate changes on cash and cash equivalents	(106)	46

Decrease in cash, cash equivalents, and restricted cash	(2,259)	(4,814)

Cash, cash equivalents and restricted cash:
Beginning of period	29,313	21,396
End of period	$27,054	$16,582
_______________________________________________________________________________

(1)Changes in operating assets and liabilities exclude assets and liabilities sold and assets and liabilities acquired through business acquisitions.

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REGIS CORPORATION
System-Wide Same-Store Sales

SYSTEM-WIDE SAME-STORE SALES (1):

	Three Months Ended
	December 31, 2024			December 31, 2023
	Service	Retail	Total	Service	Retail	Total

Supercuts	1.0%	(11.2)%	0.5%	3.0%	(5.7)%	2.6%
SmartStyle	(4.0)	(18.1)	(6.4)	(0.5)	(10.8)	(2.4)
Portfolio Brands	(1.5)	(13.0)	(2.4)	4.2	(1.5)	3.7
Total	(0.6)%	(14.7)%	(1.6)%	2.7%	(6.7)%	1.9%

	Six Months Ended
	December 31, 2024			December 31, 2023
	Service	Retail	Total	Service	Retail	Total

Supercuts	1.1%	(10.3)%	0.7%	2.8%	(5.2)%	2.4%
SmartStyle	(4.1)	(18.2)	(6.5)	(0.7)	(9.0)	(2.2)
Portfolio Brands	(0.9)	(11.8)	(1.7)	4.2	(1.5)	3.7
Total	(0.4)%	(14.2)%	(1.4)%	2.5%	(5.8)%	1.8%
_______________________________________________________________________________
(1)System-wide same-store sales are calculated as the total change in sales for system-wide franchise and company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.
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REGIS CORPORATION
System-Wide Location Counts

	December 31, 2024	June 30, 2024

FRANCHISE SALONS:
Supercuts	1,772	1,946
SmartStyle/Cost Cutters in Walmart Stores	1,190	1,232
Portfolio Brands	868	1,117
Total North American salons	3,830	4,295
Total International salons (1)	95	96
Total franchise salons	3,925	4,391
as a percent of total franchise and company-owned salons	92.4%	99.6%

COMPANY-OWNED SALONS (2):
Supercuts	111	3
SmartStyle/Cost Cutters in Walmart Stores	1	8
Portfolio Brands	211	6
Total company-owned salons	323	17
as a percent of total franchise and company-owned salons	7.6%	0.4%

Total franchise and company-owned salons	4,248	4,408
_______________________________________________________________________________
(1)Canadian and Puerto Rican salons are included in the North American salon totals.
(2)Salon counts as of December 31, 2024, include the 314 salons acquired as part of the Alline acquisition.
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Non-GAAP Reconciliations:
This press release includes a presentation of adjusted EBITDA and adjusted franchise revenue, which are non-GAAP measures. The non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We believe our presentation of the non-GAAP measures provides meaningful insight into our ongoing operating performance and a supplemental perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.
Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine the items to consider as "items impacting comparability" based on how management views our business, makes financial, operating and planning decisions and evaluates the Company's ongoing performance.
The following items have been excluded from our non-GAAP adjusted EBITDA results: stock-based compensation expense, discontinued operations, one-time professional fees and legal settlements, severance expense, excess inventory impairment charges, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs.
We present adjusted revenue to provide a meaningful franchise adjusted EBITDA margin, which removes non-margin revenue from total revenue to arrive at an adjusted margin. Margin is a common metric used by investors, however, the majority of our revenue is offset by equal expense, so it does not contribute to our margin. We remove the non-margin revenue from this metric in order to show a meaningful margin rate.
The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures, but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.
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REGIS CORPORATION
Reconciliation of U.S. GAAP Net Income to Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023

Reported net income	$7,645	$997	$6,792	$2,191
Interest expense	4,848	6,188	9,694	12,376
Income tax expense (benefit)	136	(107)	(89)	(255)
Depreciation and amortization	460	677	906	1,047
Long lived asset impairment	—	170	352	170
EBITDA	$13,089	$7,925	$17,655	$15,529
Stock-based compensation expense (1)	174	261	1,604	890
Gain on discontinued operations	(7,439)	(2,000)	(8,396)	(2,000)
Discrete items (2)	1,316	109	3,913	(32)
Adjusted EBITDA, non-GAAP financial measure	$7,140	$6,295	$14,776	$14,387
_______________________________________________________________________________
(1)Beginning in first quarter fiscal year 2025, management made the determination to exclude stock-based compensation expenses from the adjusted EBITDA calculation. This change has been retroactively applied to all prior periods presented accordingly.
(2)Discrete items include one-time professional fees and legal settlements, severance expense, the benefit from lease liability decreases in excess of previously impaired right of use asset, lease termination fees and asset retirement obligation costs.

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REGIS CORPORATION
Reconciliation of Reported General and Administrative Expenses to General and Administrative Expenses Used to Calculate Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023

Reported general and administrative	$11,155	$11,772	$25,189	$22,501
Discrete general and administrative (1)	(1,354)	(29)	(3,962)	(29)
Stock-based compensation	(174)	(261)	(1,604)	(890)
Adjusted general and administrative	$9,627	$11,482	$19,623	$21,582
_______________________________________________________________________________
(1)Discrete items include one-time professional fees and legal settlements, severance expense, and asset retirement obligation costs.
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REGIS CORPORATION
Reconciliation of Reported Net Income to Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023

Net income	$7,645	$997	$6,792	$2,191
Stock-based compensation	174	261	1,604	890
Long lived asset impairment	—	170	352	170
Discontinued operations	(7,439)	(2,000)	(8,396)	(2,000)
Discrete items	1,347	155	3,966	10
Adjusted net income (loss)	$1,727	$(417)	$4,318	$1,261
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REGIS CORPORATION
Reconciliation of Reported Earnings Per Share to Adjusted Earnings Per Share
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023

Reported earnings per share	$2.71	$0.43	$2.90	$0.93
Adjustment to reconcile reported to adjusted earnings per share	(2.10)	(0.61)	(1.90)	(0.40)
Impact of change in weighted average shares (1)	—	—	0.51	—
Adjusted earnings per share	$0.61	$(0.18)	$1.51	$0.53
_______________________________________________________________________________
(1)Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which includes the dilutive effect of common stock equivalents. The earnings per share impact of the adjustments for the six months ended December 31, 2024, included additional shares for common stock equivalents of 0.5 million. The impact of the adjustments described above result in the effect of the common stock equivalents to be dilutive to the non-GAAP net income per share.

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REGIS CORPORATION
Reconciliation of Reported Franchise Adjusted EBITDA as a Percent of GAAP Franchise Revenue
to Franchise Adjusted EBITDA as a Percent of Adjusted Franchise Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023

Franchise adjusted EBITDA	$6,414	$6,632	$14,400	$15,222
GAAP franchise revenue	43,269	49,274	88,544	100,710
Franchise adjusted EBITDA as a percent of GAAP franchise revenue	14.8%	13.5%	16.3%	15.1%
Non-margin revenue adjustments:
Franchise rental income	$(20,022)	$(24,087)	$(41,658)	$(48,754)
Advertising fund contributions	(5,490)	(6,808)	(11,131)	(14,034)
Adjusted franchise revenue	$17,757	$18,379	$35,755	$37,922
Franchise adjusted EBITDA as a percent of adjusted franchise revenue	36.1%	36.1%	40.3%	40.1%
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REGIS CORPORATION
Reconciliation of Reported Operating Income to Adjusted Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2024	2023	2024	2023

Reported operating income	$5,497	$4,779	$7,631	$12,213
Discrete items	1,347	325	4,318	180
Stock-based compensation	174	261	1,604	890
Adjusted operating income	$7,018	$5,365	$13,553	$13,283

– end